For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

TUESDAY, APRIL 27, 2021

IDEX REPORTS FIRST QUARTER RESULTS; RAISES FULL YEAR GUIDANCE;
Q1 ORDERS AND SALES UP 10 PERCENT OVERALL AND 6 PERCENT ORGANICALLY;
Q1 REPORTED EPS WAS $1.48 WITH ADJUSTED EPS OF $1.51

NORTHBROOK, IL, APRIL 27 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended March 31, 2021.

First Quarter 2021 Highlights
•Record orders and sales were up 10 percent overall and 6 percent organically compared to Q1 2020
• Reported operating margin was 23.9 percent with adjusted operating margin of 24.3 percent
• Reported EPS was $1.48 with adjusted EPS of $1.51
• Record Q1 cash from operations of $109.3 million led to record Q1 free cash flow of $94.7 million
•Full year adjusted EPS guidance raised to $6.05 to $6.20
•Completed the acquisition of ABEL Pumps, L.P. on March 10, 2021
•Reached an agreement in April 2021 to acquire AirTech Group, Inc., US Valve Corporation and related entities (Airtech)

First Quarter 2021
Orders of $710.7 million were up 10 percent compared with the prior year period (+6 percent organic, +1 percent acquisitions and +3 percent foreign currency translation).

Sales of $652.0 million were up 10 percent compared with the prior year period (+6 percent organic, +1 percent acquisitions and +3 percent foreign currency translation).
Gross margin of 44.9 percent was down 80 basis points compared with the prior year period primarily as a result of increases to inventory reserves associated with COVID-19 new product development (NPD) opportunities not materializing, lower margins from the ABEL and Flow MD acquisitions and a fair value inventory step-up charge, partially offset by higher volume and price. Excluding the $0.7 million pre-tax fair value inventory step-up charge related to the ABEL acquisition, adjusted gross margin of 45.0 percent was down 70 basis points compared with the prior year period.

Operating income of $155.5 million resulted in an operating margin of 23.9 percent which was up 40 basis points compared with the prior year period primarily as a result of higher volume, price and cost savings, partially offset by restructuring expenses and asset impairments and lower gross margin. Excluding the $0.7 million pre-tax fair value inventory step-up charge and $2.2 million of restructuring expenses and asset impairments, adjusted operating income was $158.4 million with an adjusted operating margin of 24.3 percent, up 80 basis points compared with the prior year period.

Provision for income taxes of $32.9 million in the first quarter of 2021 resulted in an effective tax rate (ETR) of 22.6 percent, which was higher than the prior year period ETR of 20.0 percent primarily due to a decrease in the excess tax benefits related to share-based compensation.

Net income attributable to IDEX was $112.7 million which resulted in EPS attributable to IDEX of $1.48. Excluding the fair value inventory step-up charge and restructuring expenses and asset impairments, adjusted EPS attributable to IDEX was $1.51, an increase of 18 cents, or 14 percent, from the prior year period. EBITDA of $177.9 million was 27.3 percent of sales and covered interest expense by almost 17 times. Adjusted EBITDA of $180.8 million was 27.7 percent of sales and covered interest expense by almost 17 times.

Cash from operations of $109.3 million was up 29.0 percent from the prior year period primarily due to higher earnings and a favorable impact from the timing of accrued expenses. Cash from operations led to free cash flow of $94.7 million, which was up 32 percent from the prior year period and was 82 percent of adjusted net income attributable to IDEX.

“Our first quarter results were strong, with demand improving both sequentially and year over year as an uneven global recovery continues. We booked record first quarter orders of $711 million and built $59 million of additional backlog. Organic orders and sales were solid in the first quarter, both up 6 percent. Our teams have performed well amid a variety of obstacles, meeting the challenges as market conditions improved. Strong execution by our teams continues to be central to maintaining our critical supply chains, staying ahead of inflation and converting orders to cash. This execution delivered robust operating margin, EPS and free cash flow that exceeded our expectations. First quarter adjusted operating margin of 24.3 percent drove adjusted EPS of $1.51, up 14% versus prior year. Cash conversion continued to be outstanding, with record free cash flow of $95 million in the first quarter, which was 32 percent higher compared to the prior year period.

In addition to delivering strong financial results, we have been able to make significant progress in our capital deployment efforts. Earlier today, we announced our second acquisition for 2021. We have entered into a definitive agreement to acquire Airtech. Airtech is a leading global manufacturer of highly engineered specialty blowers, vacuum pumps and valves. It will be an excellent complement to our existing GAST business in the Health & Science Technologies (HST) segment. The M&A funnel remains robust and we are fully committed to pursuing additional opportunities in 2021 that will create value for our shareholders, customers and employees.

With the strong start to 2021, combined with improved market conditions, we are raising our full year adjusted EPS guidance to $6.05 to $6.20 with second quarter adjusted EPS of $1.60 to $1.63. We are also increasing our full year organic revenue growth expectations to 9 to 10 percent with 18 to 20 percent growth in the second quarter.”

Eric D. Ashleman
Chief Executive Officer and President

First Quarter 2021 Segment Highlights

Fluid & Metering Technologies
•Sales of $243.4 million reflected a 7 percent increase compared to the first quarter of 2020 (+2 percent organic, +3 percent acquisition and +2 percent foreign currency translation).
•Operating income of $62.9 million resulted in an operating margin of 25.8 percent which was down 360 basis points compared with the prior year period primarily due to increases to inventory reserves associated with COVID-19 NPD opportunities not materializing, lower margins from the ABEL and Flow MD acquisitions, restructuring expenses and asset impairments and the fair value inventory step-up charge, partially offset by higher volume and cost savings. Excluding the $0.7 million pre-tax fair value inventory step-up charge and $0.9 million of restructuring expenses and asset impairments, adjusted operating income was $64.5 million with an adjusted operating margin of 26.5 percent, a 290 basis point decrease compared to the prior year period.
•EBITDA of $69.9 million resulted in an EBITDA margin of 28.7 percent. Excluding the $0.7 million pre-tax fair value inventory step-up charge and $0.9 million of restructuring expenses and asset impairments, adjusted EBITDA of $71.5 million resulted in an adjusted EBITDA margin of 29.4 percent, a 210 basis point decrease compared to the prior year period.

Health & Science Technologies
•Sales of $250.4 million reflected a 12 percent increase compared to the first quarter of 2020 (+9 percent organic and +3 percent foreign currency translation).
•Operating income of $66.7 million resulted in an operating margin of 26.6 percent which was up 310 basis points compared with the prior year period primarily due to higher volume and cost savings, partially offset by restructuring expenses and asset impairments. Excluding $0.6 million of restructuring expenses and asset impairments, adjusted operating income was $67.3 million with an adjusted operating margin of 26.9 percent, a 340 basis point increase compared to the prior year period.
•EBITDA of $77.5 million resulted in an EBITDA margin of 31.0 percent. Excluding $0.6 million of restructuring expenses and asset impairments, adjusted EBITDA of $78.1 million resulted in an adjusted EBITDA margin of 31.2 percent, a 270 basis point increase compared to the prior year period.

Fire & Safety/Diversified Products
•Sales of $159.5 million reflected an 11 percent increase compared to the first quarter of 2020 (+7 percent organic and +4 percent foreign currency translation).
•Operating income of $44.6 million resulted in an operating margin of 27.9 percent which was up 150 basis points compared with the prior year period primarily as a result of higher volume and cost savings. Excluding $0.1 million of restructuring expenses and asset impairments, adjusted operating income was $44.7 million with an adjusted operating margin of 28.0 percent, a 160 basis point increase compared to the prior year period.
•EBITDA of $48.7 million resulted in an EBITDA margin of 30.5 percent. Excluding $0.1 million of restructuring expenses and asset impairments, adjusted EBITDA of $48.8 million resulted in an adjusted EBITDA margin of 30.6 percent, a 140 basis point increase compared to the prior year period.

Corporate Costs
Corporate costs increased to $18.6 million in the first quarter of 2021 from $17.5 million in the first quarter of 2020 primarily as a result of higher acquisition, restructuring and variable compensation expenses.

Acquisition
On March 10, 2021, the Company acquired ABEL Pumps, L.P. and certain of its affiliates (ABEL). ABEL designs and manufactures highly engineered reciprocating positive displacement pumps for a variety of end markets, including mining, marine, power, water, wastewater and other general industries. Headquartered in Büchen, Germany, with sales and service locations in Madrid, Spain and Pittsburgh, Pennsylvania, ABEL operates in our Pumps reporting unit within the Fluid & Metering Technologies segment. ABEL was acquired for cash consideration of $106.2 million. The entire purchase price was funded with cash on hand.

Non-U.S. GAAP Measures of Financial Performance
The Company supplements certain U.S. GAAP financial performance metrics with non-U.S. GAAP financial performance metrics. Management believes these non-U.S. GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision making because certain of these adjusted metrics exclude items not reflective of ongoing operations, such as restructuring expenses and asset impairments and a fair value inventory step-up charge. Reconciliations of non-U.S. GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.
•Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture and the impact of foreign currency translation.
•Adjusted gross profit is calculated as gross profit plus fair value inventory step-up charges.
•Adjusted gross margin is calculated as adjusted gross profit divided by net sales.
•Adjusted operating income is calculated as operating income plus fair value inventory step-up charges plus restructuring expenses and asset impairments.
•Adjusted operating margin is calculated as adjusted operating income divided by net sales.
•Adjusted net income is calculated as net income plus fair value inventory step-up charges plus restructuring expenses and asset impairments, net of the statutory tax expense or benefit.
•Adjusted EPS is calculated as adjusted net income divided by the diluted weighted average shares outstanding.
•EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconcile EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.
•EBITDA interest coverage is calculated as EBITDA divided by consolidated interest expense.
•Adjusted EBITDA is calculated as EBITDA plus fair value inventory step-up charges plus restructuring expenses and asset impairments.
•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales.
•Adjusted EBITDA interest coverage is calculated as Adjusted EBITDA divided by consolidated interest expense.
•Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended March 31, 2021
	FMT	HST	FSDP	IDEX
Change in net sales	7%	12%	11%	10%
- Net impact from acquisitions	3%	—%	—%	1%
- Impact from FX	2%	3%	4%	3%
Change in organic net sales	2%	9%	7%	6%

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit and Margin (dollars in thousands)

	Three Months Ended March 31,
	2021	2020
Gross profit	$292,623	$271,956
+ Fair value inventory step-up charge	664	—
Adjusted gross profit	$293,287	$271,956

Net sales	$652,036	$594,462

Gross margin	44.9%	45.7%
Adjusted gross margin	45.0%	45.7%

Table 3: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in thousands)

	Three Months Ended March 31,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$62,897	$66,650	$44,560	$(18,560)	$155,547	$66,771	$52,643	$38,037	$(17,510)	$139,941
+ Restructuring expenses and asset impairments	943	625	97	563	2,228	—	—	—	—	—
+ Fair value inventory step-up charge	664	—	—	—	664	—	—	—	—	—
Adjusted operating income (loss)	$64,504	$67,275	$44,657	$(17,997)	$158,439	$66,771	$52,643	$38,037	$(17,510)	$139,941

Net sales (eliminations)	$243,365	$250,369	$159,484	$(1,182)	$652,036	$226,861	$224,059	$144,324	$(782)	$594,462

Reported operating margin	25.8%	26.6%	27.9%	n/m	23.9%	29.4%	23.5%	26.4%	n/m	23.5%
Adjusted operating margin	26.5%	26.9%	28.0%	n/m	24.3%	29.4%	23.5%	26.4%	n/m	23.5%

Table 4: Reconciliations of Reported-to-Adjusted Net Income and EPS (in thousands, except EPS)

	Three Months Ended March 31,
	2021	2020
Reported net income attributable to IDEX	$112,708	$101,998
+ Restructuring expenses and asset impairments	2,228	—
+ Tax impact on restructuring expenses and asset impairments	(533)	—
+ Fair value inventory step-up charge	664	—
+ Tax impact on fair value inventory step-up charge	(199)	—
Adjusted net income attributable to IDEX	$114,868	$101,998

	Three Months Ended March 31,
	2021	2020
Reported diluted EPS attributable to IDEX	$1.48	$1.33
+ Restructuring expenses and asset impairments	0.03	—
+ Tax impact on restructuring expenses and asset impairments	(0.01)	—
+ Fair value inventory step-up charge	0.01	—
+ Tax impact on fair value inventory step-up charge	—	—
Adjusted diluted EPS attributable to IDEX	$1.51	$1.33

Diluted weighted average shares outstanding	76,341	76,452

Table 5: Reconciliations of EBITDA to Net Income (dollars in thousands)

	Three Months Ended March 31,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$62,897	$66,650	$44,560	$(18,560)	$155,547	$66,771	$52,643	$38,037	$(17,510)	$139,941
- Other (income) expense - net	9	(345)	(271)	(241)	(848)	766	(531)	(315)	1,645	1,565
+ Depreciation and amortization	7,053	10,513	3,872	106	21,544	5,398	10,659	3,759	181	19,997
EBITDA	69,941	77,508	48,703	(18,213)	177,939	71,403	63,833	42,111	(18,974)	158,373
- Interest expense					10,776					10,877
- Provision for income taxes					32,947					25,501
- Depreciation and amortization					21,544					19,997
Reported net income					$112,672					$101,998

Net sales (eliminations)	$243,365	$250,369	$159,484	$(1,182)	$652,036	$226,861	$224,059	$144,324	$(782)	$594,462

Reported operating margin	25.8%	26.6%	27.9%	n/m	23.9%	29.4%	23.5%	26.4%	n/m	23.5%
EBITDA margin	28.7%	31.0%	30.5%	n/m	27.3%	31.5%	28.5%	29.2%	n/m	26.6%
EBITDA interest coverage					16.5					14.6

Table 6 : Reconciliations of EBITDA to Adjusted EBITDA (dollars in thousands)

	Three Months Ended March 31,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA(1)	$69,941	$77,508	$48,703	$(18,213)	$177,939	$71,403	$63,833	$42,111	$(18,974)	$158,373
+ Restructuring expenses and asset impairments	943	625	97	563	2,228	—	—	—	—	—
+ Fair value inventory step-up charge	664	—	—	—	664	—	—	—	—	—
Adjusted EBITDA	$71,548	$78,133	$48,800	$(17,650)	$180,831	$71,403	$63,833	$42,111	$(18,974)	$158,373

Adjusted EBITDA margin	29.4%	31.2%	30.6%	n/m	27.7%	31.5%	28.5%	29.2%	n/m	26.6%
Adjusted EBITDA interest coverage					16.8					14.6

(1) EBITDA, a non-GAAP financial measure, is reconciled to net income, its most directly comparable GAAP financial measure, immediately above in Table 5.

Table 7: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (in thousands)

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
Cash flows from operating activities	$109,324	$84,760	$161,374
- Capital expenditures	14,609	12,762	12,107
Free cash flow	$94,715	$71,998	$149,267

Conference Call to be Broadcast over the Internet
IDEX will broadcast its first quarter earnings conference call over the Internet on Wednesday, April 28, 2021 at 9:30 a.m. CT. Chief Executive Officer and President Eric Ashleman and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13712089.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s expected organic sales growth, the anticipated benefits of the Company’s acquisition of ABEL Pumps, L.P. and certain of its affiliates, and the anticipated continuing effects of the COVID-19 pandemic, including with respect to the Company's sales, improvements in the Company’s end markets, facility closures, supply chains and access to capital, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, liquidity, capital resources, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: the duration of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic on our ability to operate our business and facilities, on our customers, on supply chains and on the U.S. and global economy generally; economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company's results, particularly in light of the low levels of order backlogs it typically maintains; the Company's ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company's subsequent quarterly reports filed with the SEC as well as the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) is a company that has undoubtedly touched your life in some way. In fact, IDEX businesses make thousands of products that are mission-critical components in everyday activities. Chances are the car you’re driving has a BAND-IT® clamp holding your side airbag safely in place. If you were ever in a car accident, a Hurst Jaws of Life® rescue tool may have saved your life. If you or a family member is battling cancer, your doctor may have tested your DNA in a quest to find the best targeted medicine for you. It’s likely your DNA test was run on equipment that contains components made by our growing IDEX Health & Science team. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call 40 diverse businesses around the world part of the IDEX family. With 7,000 employees and manufacturing operations in more than 20 countries, IDEX is a high-performing, global $2+ billion company committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net sales	$652,036	$594,462
Cost of sales	359,413	322,506
Gross profit	292,623	271,956
Selling, general and administrative expenses	134,848	132,015
Restructuring expenses and asset impairments	2,228	—
Operating income	155,547	139,941
Other (income) expense - net	(848)	1,565
Interest expense	10,776	10,877
Income before income taxes	145,619	127,499
Provision for income taxes	32,947	25,501
Net income	$112,672	$101,998
Net (income) loss attributable to noncontrolling interest	36	—
Net income attributable to IDEX	$112,708	$101,998

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$1.48	$1.35
Diluted earnings per common share attributable to IDEX	$1.48	$1.33

Share Data:
Basic weighted average common shares outstanding	75,892	75,740
Diluted weighted average common shares outstanding	76,341	76,452

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$958,142	$1,025,851
Receivables - net	341,793	293,146
Inventories	304,636	289,910
Other current assets	46,573	48,324
Total current assets	1,651,144	1,657,231
Property, plant and equipment - net	302,805	298,273
Goodwill and intangible assets	2,370,305	2,311,137
Other noncurrent assets	136,477	147,757
Total assets	$4,460,731	$4,414,398

Liabilities and equity
Current liabilities
Trade accounts payable	$171,379	$151,993
Accrued expenses	206,088	208,828
Short-term borrowings	46	88
Dividends payable	—	38,149
Total current liabilities	377,513	399,058
Long-term borrowings	1,044,589	1,044,354
Other noncurrent liabilities	428,614	430,660
Total liabilities	1,850,716	1,874,072
Shareholders' equity	2,609,926	2,540,203
Noncontrolling interest	89	123
Total equity	2,610,015	2,540,326
Total liabilities and equity	$4,460,731	$4,414,398

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income	$112,672	$101,998
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	136	—
Depreciation and amortization	10,554	10,453
Amortization of intangible assets	10,990	9,544
Amortization of debt issuance expenses	366	343
Share-based compensation expense	7,752	6,730
Deferred income taxes	561	2,012
Non-cash interest expense associated with forward starting swaps	859	1,545
Changes in (net of the effect from acquisitions):
Receivables	(46,289)	(24,190)
Inventories	(7,539)	(23,717)
Other current assets	3,350	(14,267)
Trade accounts payable	20,042	14,146
Deferred revenue	11,089	25,651
Accrued expenses	(11,592)	(23,870)
Other - net	(3,627)	(1,618)
Net cash flows provided by operating activities	109,324	84,760
Cash flows from investing activities
Purchases of property, plant and equipment	(14,609)	(12,762)
Acquisition of businesses, net of cash acquired	(106,236)	(120,839)
Proceeds from disposal of fixed assets	211	41
Other - net	1,100	(160)
Net cash flows used in investing activities	(119,534)	(133,720)
Cash flows from financing activities
Borrowings under revolving credit facilities	—	150,000
Dividends paid	(38,149)	(38,736)
Proceeds from stock option exercises	3,231	2,089
Repurchases of common stock	—	(108,907)
Shares surrendered for tax withholding	(5,460)	(12,119)
Other - net	(46)	(129)
Net cash flows used in financing activities	(40,424)	(7,802)
Effect of exchange rate changes on cash and cash equivalents	(17,075)	(6,600)
Net decrease in cash	(67,709)	(63,362)
Cash and cash equivalents at beginning of year	1,025,851	632,581
Cash and cash equivalents at end of period	$958,142	$569,219

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	Three Months Ended March 31, (a)
	2021	2020
Fluid & Metering Technologies
Net sales	$243,365	$226,861
Operating income (b)	62,897	66,771
Operating margin	25.8%	29.4%
EBITDA(c)	$69,941	$71,403
EBITDA margin(c)	28.7%	31.5%
Depreciation and amortization	$7,053	$5,398
Capital expenditures	3,280	4,528

Health & Science Technologies
Net sales	$250,369	$224,059
Operating income (b)	66,650	52,643
Operating margin	26.6%	23.5%
EBITDA(c)	$77,508	$63,833
EBITDA margin(c)	31.0%	28.5%
Depreciation and amortization	$10,513	$10,659
Capital expenditures	9,129	5,329

Fire & Safety/Diversified Products
Net sales	$159,484	$144,324
Operating income (b)	44,560	38,037
Operating margin	27.9%	26.4%
EBITDA(c)	$48,703	$42,111
EBITDA margin(c)	30.5%	29.2%
Depreciation and amortization	$3,872	$3,759
Capital expenditures	1,769	2,884

Corporate Office and Eliminations
Intersegment sales eliminations	$(1,182)	$(782)
Operating income (b)	(18,560)	(17,510)
EBITDA(c)	(18,213)	(18,974)
Depreciation and amortization (d)	106	181
Capital expenditures	431	21

Company
Net sales	$652,036	$594,462
Operating income	155,547	139,941
Operating margin	23.9%	23.5%
EBITDA(c)	$177,939	$158,373
EBITDA margin(c)	27.3%	26.6%
Depreciation and amortization (d)	$21,544	$19,997
Capital expenditures	14,609	12,762

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in thousands)
(unaudited)

		Three Months Ended March 31, (a)
		2021	2020
	Fluid & Metering Technologies
	Net sales	$243,365	$226,861
	Adjusted operating income (b)(c)	64,504	66,771
	Adjusted operating margin(c)	26.5%	29.4%
	Adjusted EBITDA(c)	$71,548	$71,403
	Adjusted EBITDA margin(c)	29.4%	31.5%
	Depreciation and amortization	$7,053	$5,398
	Capital expenditures	3,280	4,528

	Health & Science Technologies
	Net sales	$250,369	$224,059
	Adjusted operating income (b)(c)	67,275	52,643
	Adjusted operating margin(c)	26.9%	23.5%
	Adjusted EBITDA(c)	$78,133	$63,833
	Adjusted EBITDA margin(c)	31.2%	28.5%
	Depreciation and amortization	$10,513	$10,659
	Capital expenditures	9,129	5,329

	Fire & Safety/Diversified Products
	Net sales	$159,484	$144,324
	Adjusted operating income (b)(c)	44,657	38,037
	Adjusted operating margin(c)	28.0%	26.4%
	Adjusted EBITDA(c)	$48,800	$42,111
	Adjusted EBITDA margin(c)	30.6%	29.2%
	Depreciation and amortization	$3,872	$3,759
	Capital expenditures	1,769	2,884

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(1,182)	$(782)
	Adjusted operating income (b)(c)	(17,997)	(17,510)
	Adjusted EBITDA(c)	(17,650)	(18,974)
	Depreciation and amortization(d)	106	181
	Capital expenditures	431	21

	Company
	Net sales	$652,036	$594,462
	Adjusted operating income(c)	158,439	139,941
	Adjusted operating margin(c)	24.3%	23.5%
	Adjusted EBITDA(c)	$180,831	$158,373
	Adjusted EBITDA margin(c)	27.7%	26.6%
	Depreciation and amortization (d)	$21,544	$19,997
	Capital expenditures	14,609	12,762

(a)	Three month data includes the results of both the ABEL acquisition (March 2021) and the Flow MD acquisition (February 2020) in the Fluid & Metering Technologies segment.
(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the reconciliation tables above.

(d)	Depreciation and amortization excludes amortization of debt issuance costs.